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                                                                    Exhibit 3.61

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:30 PM 11/14/1997
   971389510 - 2610917

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 TXI TEXAS, INC.

          We, the undersigned, Richard M. Fowler and Robert C. Moore, respectively Vice President and Secretary of TXI Texas, Inc., a Delaware corporation, DO HEREBY CERTIFY:

          FIRST: That, at a meeting of the Board of Directors of TXI Texas, Inc., duly convened and held on October 21, 1997, a resolution was duly adopted setting forth the following proposed amendment to the Certificate of Incorporation of TXI Texas, Inc. and declaring said amendment advisable:

          RESOLVED, that Article First of the Company's Certificate of Incorporation be amended in its entirety to read as follows:

               "FIRST: The name of this corporation is TXI Corp."

          SECOND: That thereafter, pursuant to Section 242 of the General Corporation Law of the State of Delaware, a summary of the proposed amendment was submitted to the stockholders of TXI Texas, Inc. for their approval or disapproval thereof at the annual meeting of said stockholders held on October 21, 1997.

          THIRD: That at such annual meeting of stockholders, such amendment was adopted in accordance with the provision of said Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH: That the proposed amendment received in favor thereof the votes of at least a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class.

          FIFTH: That the proposed amendment to the Certificate of Incorporation of TXI Texas, Inc. has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, TXI Texas, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Richard M. Fowler, a Vice President, and Robert C. Moore, its Secretary, this 13th day of November, 1997.

ATTEST:                                     TXI TEXAS, INC.


By /s/ Robert C. Moore                      By /s/ Richard M. Fowler
   ---------------------------                 ---------------------------------
   Robert C. Moore, Secretary                  Richard M. Fowler, Vice President

STATE OF TEXAS     (S)
                   (S)
COUNTY OF DALLAS   (S)

          Before me, the undersigned authority, on this day personally appeared Richard M. Fowler, Vice President of TXI Texas, Inc., a corporation, known to me to be the person whose name ins subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

          Given under my hand and seal of office this 13th day of November, 1997.


    /s/ Illegible                            -----------------------------------
    ---------------------------------------         GWYNN E. HERRICK
    Notary Public in and for State of Texas   [SEAL]  Notary Public
                                                     STATE OF TEXAS
    My Commission Expires                       My Comm. Exp. 09/02/2000
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